Phunware Announces First Quarter 2020 Financial Results

AUSTIN, TX, May 15, 2020 (ORIGINAL: BUSINESS WIRE) – Phunware, Inc. (NASDAQ: PHUN) (the “Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, today announced financial results for its first quarter ended March 31, 2020, and provided an update on recent business developments.

“During extremely challenging times, we are successfully executing our operational model and business strategy to become the premier digital transformation source for mobile initiatives worldwide,” said Alan S. Knitowski, President, CEO and Co-Founder of Phunware. “The latest quarter closed with nearly $11 million in Backlog and accelerated our Net Revenues composition specific to the use of our Multiscreen-as-a-Service (MaaS) platform for mobile to more than 90% of Net Revenues.”

The Company expects to see a flat to slightly down Net Revenues total for the coming quarter, which it believes to represent a bottom for the year and a Net Revenues base from which it will re-accelerate its growth sequentially during both the third quarter and fourth quarter thereafter.
First Quarter 2020 Summary Financial Highlights
–Net Revenues for the quarter totaled $2.6 million
–Platform Subscriptions and Services Revenues were $2.4 million
–Gross Margin was 58.7%
–Net Loss was ($4.0) million
–Net Loss per Share was ($0.10)
–Non-GAAP Adjusted EBITDA Loss was ($3.2) million

“We are pleased to have achieved year-over-year margin improvements of nearly 800 basis points and a 54% reduction in cash used in operations during the comparable period inclusive of the COVID-19 pandemic,” said Matt Aune, CFO of Phunware. “We have strengthened our balance sheet and provided increased operational flexibility and runway, all while laser focused on executing against our existing customer contracts, aggressively pursuing new business opportunities and partnerships and successfully launching new MaaS platform products and solutions within our Healthcare, Smart Cities, Corporate Campus and Political Advocacy verticals.”

Recent Business Highlights and Announcements

•Notable Strategic Announcements:
•Received United States Small Business Administration Loan Under CARES Act
•Offered Free Mobile Engagement Software Development Kit to Small and Midsize Businesses to Address COVID-19 Challenges
•Retained BUYINS.NET to Surveil Short Sellers and Market Makers

•Notable Customer and Partner Wins:
•Added Global Multinational Customer for Mobile Corporate Campus Solution
•Launched Mobile Healthcare Solution for Integrated Health System in New York to Address COVID-19 Challenges
•Partnered with Red River to Distribute its Multiscreen-as-a-Service Platform to SLED Market
•Partnered with Diversified to Bring Mobile Digital Transformation to Businesses Globally
•Partnered with Noviant to Bring Pandemic Response Solutions to Cities, Health Systems and Small Businesses Impacted by Coronavirus Pandemic

•Notable Product Updates:
•Launched Pandemic Response Solution on Mobile to Address COVID-19 Challenges
•Launched Smart City Solution on Mobile to Help City Officials Address COVID-19 Challenges
•Received Notice of Allowance for United States Patent Covering Enterprise Branded Application Frameworks for Mobile and Other Environments
•Launched Mobile Telemedicine Solution for New and Existing Healthcare Customers
•Launched “Gather Safe” to Help Existing Customers and Their Employees Return to Work

Transcript Information
A transcript will be made available today at 1:30pm Pacific / 3:30pm Central / 4:30pm Eastern discussing the Company’s financial results, product announcements and business highlights. The transcript will be accessible on the Phunware Investor Relations website at investors.phunware.com.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information
Phunware uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.
About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & Phun) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with more than one billion active devices touching its platform each month. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit www.phunware.com, www.phuncoin.com, www.phuntoken.com, and follow @phunware, @phuncoin and @phuntoken on all social media platforms.

Financial Results
Phunware, Inc.
Consolidated Balance Sheets
(In thousands, except per share information)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash	$833	$276
Accounts receivable, net of allowance for doubtful accounts of $3,153 and $3,179 at March 31, 2020 and December 31, 2019, respectively	913	1,671
Prepaid expenses and other current assets	475	368
Total current assets	2,221	2,315

Property and equipment, net	16	24
Goodwill	25,784	25,857
Intangible assets, net	212	253
Deferred tax asset – long term	241	241
Restricted cash	91	86
Other assets	276	276
Total assets	$28,841	$29,052

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,670	$10,159
Accrued expenses	4,404	4,035
Deferred revenue	3,132	3,360
PhunCoin deposits	1,202	1,202
Factored receivables payable	450	1,077
Current maturities of long-term debt, net	1,195	—
Total current liabilities	21,053	19,833

Long-term debt	2,104	910
Long-term debt - related party	755	195
Deferred tax liability	241	241
Deferred revenue	3,200	3,764
Deferred rent	135	83
Total liabilities	27,488	25,026

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value	4	4
Additional paid in capital	129,370	128,008
Accumulated other comprehensive loss	(454)	(382)
Accumulated deficit	(127,567)	(123,604)
Total stockholders’ equity	1,353	4,026
Total liabilities and stockholders’ equity	$28,841	$29,052

Phunware, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net revenues	$2,640	$5,315
Cost of revenues (1)	1,091	2,617
Gross profit	1,549	2,698

Operating expenses:
Sales and marketing (1)	605	724
General and administrative (1)	3,945	3,975
Research and development (1)	861	1,309
Total operating expenses	5,411	6,008
Operating loss	(3,862)	(3,310)

Other income (expense):
Interest expense	(101)	(188)
Other income	—	4
Total other expense	(101)	(184)
Net loss	(3,963)	(3,494)
Other comprehensive loss:
Cumulative translation adjustment	(72)	27
Comprehensive loss	$(4,035)	$(3,467)

Net loss per common share, basic and diluted	$(0.10)	$(0.12)

Weighted-average common shares used to compute net loss per share, basic and diluted	40,095	30,264

(1) Includes Stock-based compensation as follows:
Cost of revenues	$51	$14
Sales and marketing	7	(25)
General and administrative	599	23
Research and development	(22)	(1)
Total stock-based compensation	$635	$11

Phunware, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net loss	$(3,963)	$(3,494)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8	16
Amortization of acquired intangibles	41	75
Amortization of debt discount and deferred financing costs	13	—
Loss on sale of digital currencies	—	4
Bad debt expense (recovery)	(16)	15
Stock-based compensation	635	11
Changes in operating assets and liabilities:
Accounts receivable	783	850
Prepaid expenses and other assets	(108)	(34)
Accounts payable	851	(1,290)
Accrued expenses	643	(87)
Deferred revenue	(792)	(182)
Net cash used in operating activities	(1,905)	(4,116)

Investing activities
Proceeds received from sale of digital currencies	—	88
Net cash provided by investing activities	—	88

Financing activities
Proceeds from borrowings, net of issuance costs	2,595	—
Proceeds from related party bridge loans	560
Net repayments on factoring agreement	(627)	(803)
Proceeds from warrant exercises	—	5,731
Proceeds from exercise of options to purchase common stock	15	35
Series A convertible preferred stock redemptions and dividend payments	—	(6,240)
Net cash provided by (used in) financing activities	2,543	(1,277)

Effect of exchange rate on cash and restricted cash	(76)	26
Net increase (decrease) in cash and restricted cash	562	(5,279)
Cash and restricted cash at the beginning of the period	362	6,344
Cash and restricted cash at the end of the period	$924	$1,065
Supplemental disclosure of cash flow information
Interest paid	$98	$213
Income taxes paid	$—	$—
Non-cash investing and financing activities:
Proceeds due from transfer agent for warrant exercises	$—	$361
Issuance of common stock for payment of legal and board of director fees	$492	$—

Non-GAAP Financial Measures and Reconciliation

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). It is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include: (i) Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period, (ii) Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations, and (iii) other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations to Adjusted EBITDA by relying primarily on its GAAP results and using Adjusted EBITDA only for supplemental purposes. Adjusted EBITDA includes adjustments for items that may not occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph help management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

Phunware, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Net loss	$(3,963)	$(3,494)
Add back: Depreciation and amortization	49	91
Add back: Interest expense	101	188
EBITDA	(3,813)	(3,215)
Add Back: Stock-based compensation	635	11
Adjusted EBITDA	$(3,178)	$(3,204)

Phunware, Inc.
Supplemental Information
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Net Revenues
Platform subscriptions and services	$2,391	$4,821
Application transaction	249	494
Net revenues	$2,640	$5,315
Platform subscriptions and services as a percentage of net revenues	90.6%	90.7%
Application transactions as a percentage of net revenues	9.4%	9.3%

PR & Media Inquiries:
Lauren Beaubien
lbeaubien@phunware.com
T: (303) 434-1133
Investor Relations:
Brendhan Botkin
bbotkin@phunware.com
T: (512) 394-6837